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                  MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.


                                      and





                                 Warrant Agent


                                      and


            MORGAN STANLEY & CO. INCORPORATED, Determination Agent







                        INTEREST RATE WARRANT AGREEMENT



                         dated as of ___________, 199_







                            Interest Rate Warrants


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                               TABLE OF CONTENTS


                                                                          Page
                                                                          ----
                                 ARTICLE 1
ISSUANCE OF WARRANTS AND FORM, EXECUTION, DELIVERY AND REGISTRATION OF WARRANT
               CERTIFICATES AND GLOBAL WARRANT CERTIFICATES

Section 1.1.  Issuance of Warrants.........................................  1
Section 1.2.  Form, Execution and Delivery of Warrant Certificates.........  2
Section 1.3.  Warrant Certificates.........................................  2
Section 1.4.  Registration of Transfers and Exchanges......................  3
Section 1.5.  Mutilated or Missing Warrant Certificates....................  4
Section 1.6.  Registered Holders...........................................  5
Section 1.7.  Conversion Option............................................  5
Section 1.8.  Global Warrant Certificate...................................  7

                                 ARTICLE 2
                     DURATION AND EXERCISE OF WARRANTS

Section 2.1.  Duration of Warrants; Minimum Exercise Amounts; Exercise
              Notice.......................................................  9
Section 2.2.  Exercise, Valuation and Delivery of Warrants................. 11
Section 2.3.  Automatic Exercise of Warrants; [Exercise Upon
              an Extraordinary Event or Exercise Limitation Event]......... 17
Section 2.4.  Limitation of Number of Exercisable Warrants................. 19
Section 2.5.  Covenant of the Company...................................... 20
Section 2.6.  Return of Money Held Unclaimed for Two Years................. 20
Section 2.7.  Return of Global Warrant Certificate......................... 20

                                 ARTICLE 3
           OTHER PROVISIONS RELATING TO RIGHTS OF WARRANTHOLDERS

Section 3.1.  Warrantholder of Warrant May Enforce Rights.................. 21

                                 ARTICLE 4
            WARRANTS ACQUIRED BY THE COMPANY; PAYMENT OF TAXES

Section 4.1.  Warrants Acquired by the Company............................. 21
Section 4.2.  Payment of Taxes............................................. 22

                                 ARTICLE 5
                       CONCERNING THE WARRANT AGENT

Section 5.1.  Warrant Agent................................................ 22
Section 5.2.  Conditions of Warrant Agent's Obligations.................... 22
Section 5.3.  Resignation and Appointment of Successor..................... 24

                                 ARTICLE 6
                               MISCELLANEOUS

Section 6.1.  Amendment.................................................... 25
Section 6.2.  Notices and Demands to the Company, the
              Warrant Agent [and the Determination Agent].................. 26
Section 6.3.  Addresses for Notices........................................ 26
Section 6.4.  Notices to Holders........................................... 27
Section 6.5.  Obtaining of Approvals....................................... 27
Section 6.6.  Persons Having Rights under this Agreement................... 27
Section 6.7.  Inspection of Agreement...................................... 27
Section 6.8.  Headings..................................................... 28
Section 6.9.  Counterparts................................................. 28
Section 6.10. Applicable Law.............................................. 28



                               WARRANT AGREEMENT


               THIS AGREEMENT, dated as of ___________, 199_, among MORGAN STANLEY, DEAN WITTER, DISCOVER & CO., a corporation organized and existing under the laws of the State of Delaware (the "Company"), [name of Warrant Agent], a New York banking corporation (the "Warrant Agent")[, and MORGAN STANLEY & CO. INCORPORATED, a corporation organized and existing under the laws of the State of Delaware (the "Determination Agent").]

               WHEREAS, the Company proposes to sell [put warrants] [call warrants] (the "Warrants" or, individually, a "Warrant"), representing the right to receive from the Company an amount in [name of payment currency] equal to the Cash Settlement Value [or Alternative Settlement Amount (each as] defined below) to be determined by reference to [decreases (in the case of put warrants)] [increases (in the case of call warrants)] in the [yield or closing price of one or more debt instruments (the "Reference Debt Instrument[s]") in an interest rate, interest swap rate or other rate (the "Reference Rate[s]") or any combination of foregoing] on the terms and conditions set forth in this Agreement; and

               WHEREAS the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, transfer and exercise of the Warrants, and the Company desires to set forth herein, among other things, the provisions of the Warrants and the terms and conditions on which they may be issued, transferred, exercised and cancelled;

               NOW, THEREFORE, the parties hereto agree as follows:




                                   ARTICLE 1
            ISSUANCE OF WARRANTS AND FORM, EXECUTION, DELIVERY AND REGISTRATION OF WARRANT CERTIFICATES AND GLOBAL WARRANT
                                 CERTIFICATES

Section 1.1. Issuance of Warrants. (a) The Warrants are unsecured contractual obligations of the Company and will rank on a parity with the Company's other unsecured contractual obligations and with the Company's unsecured and unsubordinated debt.

           (b) Each Warrant shall represent the right, upon exercise (including automatic exercise) subject to the provisions contained herein, to receive the Cash Settlement Value [or the Alternative Settlement Amount, as the case may be (each] as defined herein), of such Warrant. In no event shall a registered or beneficial holder of a Warrant (each a "Warrantholder") be entitled to receive any interest on any Cash Settlement Value [or Alternative Settlement Amount].

               Section 1.2. Form, Execution and Delivery of Warrant Certificates. (a) The Warrants, whenever issued, shall be represented by certificates in registered form substantially in the form set forth in Exhibit A hereto (the "Warrant Certificates"), with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and may represent any whole number of Warrants. The Warrant Certificates may have imprinted or otherwise reproduced thereon such letters, numbers or other marks of identification or designation and such legends or endorsements as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and which are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto, or with any rule or regulation of any stock exchange on which the Warrants may be listed, or of any securities depository, or to conform to usage. Warrant Certificates shall be signed on behalf of the Company by any one of the Chairman of the Board, the President, the Chief Financial Officer, the
Chief Strategic and Administrative Officer, the Chief Legal Officer, the Treasurer, any Assistant Treasurer or any other officer specifically designated by the Board of Directors and attested by its secretary or an assistant secretary. The signature of any of such officers may be either manual or facsimile. Typographical and other minor errors or defects in any such signature shall not affect the validity or enforceability of any Warrant Certificate that has been duly countersigned and delivered by the Warrant Agent.

           (b) In case any officer of the Company who shall have signed a Warrant Certificate, either manually or by facsimile signature, shall cease to be such officer before such Warrant Certificate shall have been countersigned and delivered by the Warrant Agent to the Company or delivered by the Company, such Warrant Certificate nevertheless may be countersigned and delivered as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company; and the Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

               Section 1.3. Warrant Certificates. Each Warrant Certificate, when executed on behalf of the Company in accordance with Section 1.2, shall be delivered to the Warrant Agent, which shall manually countersign and deliver the same to or upon the order of the Company. Each Warrant Certificate shall be dated the date of its countersignature. A Warrant Certificate shall not be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, unless and until such Warrant Certificate has been countersigned by the manual signature of an authorized officer of the Warrant Agent. Such countersignature by an authorized officer of the Warrant Agent upon any Warrant Certificate signed by the Company in accordance with Section 1.2 shall be conclusive evidence that the Warrant Certificate so countersigned has been duly issued hereunder.

               Section 1.4. Registration of Transfers and Exchanges. (a) Except as otherwise provided herein or in the Warrant Certificate, the Warrant Agent shall from time to time register the transfer of any outstanding Warrant Certificates upon the records to be maintained by it for that purpose (the "Warrant Register") at the Warrant Agent's Office (as defined herein), subject to such reasonable regulations as the Company or the Warrant Agent may prescribe, upon surrender thereof, duly endorsed, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent and the Company, duly executed by the registered holder(s) thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by a bank or trust company with a correspondent office in The City of New York or by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. (the "NASD") or by a member of a national securities exchange. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be cancelled by the Warrant Agent.

           (b) At the option of a Warrantholder, Warrant Certificates may be exchanged for other Warrant Certificates, representing a like number of Warrants, upon surrender to the Warrant Agent of the Warrant Certificates to be exchanged at its offices maintained for such purpose (the location of which shall be provided to the Company), which shall be in the Borough of Manhattan, The City of New York (the "Warrant Agent's Office"), and which is, on the date of this Agreement, [Warrant Agent's address], or at the office of any successor Warrant Agent (as provided in Section 5.3). Upon surrender of any Warrant Certificate for exchange, the Warrant Agent shall cancel such Warrant Certificate, and the Company shall execute, and the Warrant Agent shall countersign and deliver, in accordance with Sections 1.2 and 1.3, one or more new Warrant Certificates of like tenor and representing a like number of unexercised Warrants.

           (c) Warrant Certificates issued upon transfer or exchange pursuant to Section 1.4(a) or 1.4(b) shall be valid obligations of the Company, evidencing the same obligations of the Company as the Warrant Certificates surrendered for transfer or exchange, and entitled to the same benefits under this Agreement as were such Warrant Certificates prior to such surrender.

           (d) Except as provided in Section 1.5, no service charge shall be made for any registration of transfer or exchange of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates, other than exchanges pursuant to this Section 1.4 not involving any transfer.

           (e) In the event that upon any exercise of Warrants evidenced by a Warrant Certificate the number of Warrants exercised shall be less than the total number of Warrants evidenced by such Warrant Certificate, there shall be issued to the holder thereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

               Section 1.5. Mutilated or Missing Warrant Certificates. (a) If any Warrant Certificate is mutilated, lost, stolen or destroyed, the Company may in its discretion execute, and the Warrant Agent may countersign and deliver, in exchange and substitution for the mutilated Warrant Certificate, or in replacement for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, bearing an identification number not contemporaneously outstanding, but only (in case of loss, theft or destruction) upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and security or indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

           (b) In case any such mutilated, lost, stolen or destroyed Warrant Certificate has been or is about to be exercised, or deemed to be exercised, the Company in its absolute discretion may, instead of issuing a new Warrant Certificate, direct the Warrant Agent to treat the same as if it had received the Warrant Certificate together with an irrevocable Exercise Notice (as defined herein) in proper form in respect thereof, as provided herein, or as being subject to automatic exercise, as the case may be.

           (c)  Each new Warrant Certificate issued pursuant to this Section
1.5 in lieu of any lost, stolen or destroyed Warrant Certificate shall be an original, additional contractual obligation of the Company, and shall be entitled to the same benefits under this Agreement as the Warrant Certificate that was lost, stolen or destroyed.

           (d) Upon the issuance of any new Warrant Certificate in accordance with this Section 1.5, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) connected therewith.

           (e) The provisions of this Section 1.5 are exclusive and shall preclude (to the extent lawful) any other rights and remedies with respect to the replacement or payment of mutilated, lost, stolen or destroyed Warrant Certificates.

               Section 1.6. Registered Holders. Prior to due presentment for registration of transfer, the Company, the Warrant Agent, and any agent of the Company or the Warrant Agent, may deem and treat the person in whose name a Warrant Certificate shall be registered in the Warrant Register (a "Registered Holder") as the absolute owner of the Warrants evidenced thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificate) for any purpose whatsoever, and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, and neither the Company nor the Warrant Agent, nor any agent of the Company or the Warrant Agent, shall be affected by any notice to the contrary. This Section 1.6 shall be without prejudice to the rights of Warrantholders as described elsewhere herein. Warrant Certificates may not be held by a Warrantholder through the facilities of Cedel S.A. ("CEDEL") or the Euroclear System ("Euroclear").

               Section 1.7. Conversion Option. (a) [Number of days after issuance before conversion option begins] business days following the original issuance of the Warrants, each Warrantholder will have the option to convert the form in which such Warrantholder holds his Warrants from definitive to book-entry form by utilizing the "Conversion Option". The Company shall notify each Warrantholder, CEDEL and Euroclear as soon as practicable after the original issuance of the Warrants (i) that Warrant Certificates (as defined herein) must be delivered to an entity (a "Participant") entitled to execute, clear and settle transactions through The Depository Trust Company, New York, New York (the "Depository", which term, as used herein, includes any successor securities depository selected by the Company in order for Warrants to be converted into book-entry form), (ii) the date on which such conversions will commence (which shall be such [number of days after issuance before conversion option begins] business day) (the "Initial Conversion Date"), (iii) the date on which such conversions will end (which date shall be the [number of days after conversion option begins until conversion option ends] day after the Initial Conversion Date (the "Final Conversion Date")), and (iv) the CUSIP number assigned to the Warrants. The Warrant Agent, at the request and expense of the Company, on behalf of the Company, shall mail such notice to each Warrantholder. The period from the Initial Conversion Date to and including the Final Conversion Date is referred to herein as the "Conversion Option Period". Warrants in book-entry form shall not be exchangeable for Warrant Certificates, except as provided herein.

           (b) During the Conversion Period, the Depository will credit the account of each Participant that deposits Warrant Certificates with the quantity of Warrants evidenced by such Warrant Certificates either on the date that such Warrant Certificates are deposited (if received by the Depository at its then applicable cut-off time for same-day credit) or on the following business day (if received by the Depository at its then applicable cut-off time for next-day credit), all in accordance with the provisions of the Letter of Representations relating to the Warrants, by and between the Company, the Warrant Agent and the Depository (the "Representations Letter").

           (c) As more fully described in the Representations Letter, the Depository will deliver daily to the Warrant Agent Warrant Certificates deposited at the Depository on the previous business day. If the Warrant Agent accepts such Warrant Certificates for conversion, it shall promptly cancel such Warrant Certificates, debit the accounts of the Warrantholders registered on its books, and credit the account of the Depository with the aggregate quantity of Warrants evidenced by the cancelled Warrant Certificates. On the first day during the Conversion Period that the Warrant Agent credits Warrants to the Depository's account, the Warrant Agent shall countersign a global certificate evidencing such Warrants (the "Global Warrant Certificate") in the manner provided herein. On each subsequent day during the Conversion Period that the Warrant Agent credits Warrants to the Depository's account, the Warrant Agent may (i) as provided in the Fast Automated Securities Transfer Balance Certificate Agreement between The Chase Manhattan Bank (formerly known as Chemical Bank) and the Depository (the "FAST Agreement"), countersign a new Global Warrant Certificate or (ii) endorse the existing Global Warrant Certificate to evidence the increased quantity of Warrants credited to the Depository's account. If the Warrant Agent countersigns a new Global Warrant Certificate, it shall cancel the existing Global Certificate. Only one Global Warrant Certificate evidencing Warrants credited to the Depository's account shall be outstanding at any time.

           (d) If (i) the Depository is at any time unwilling or unable to continue as securities depository for the Warrants and a successor Depository is not appointed by the Company within 90 days, or (ii) the Company shall be adjudged a bankrupt or insolvent or make an assignment for the benefit of its creditors or institute proceedings to be adjudicated a bankrupt or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under Federal bankruptcy laws or any other similar applicable Federal or State law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or all or any substantial part of its property shall be appointed, or if a public officer shall have taken charge or control of the Company or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, the Company will reissue Warrant Certificates in exchange for the Global Warrant Certificate registered in the names provided by the Depository to the Warrant Agent in writing. In addition, the Company may at any time determine not to have the Warrants represented by a Global Warrant Certificate and, in such event, will issue Warrant Certificates in exchange for the Global Warrant Certificate registered in the names provided by the Depository to the Warrant Agent in writing. In any such instance, and in accordance with the provisions of this Agreement, each Warrantholder will be entitled to have a number of Warrants equivalent to such Warrantholder's beneficial interest in the Global Warrant Certificate registered in the name of the Warrantholder and will be entitled to physical delivery of such Warrants in definitive form. The provisions of Section 1.8 shall apply only if and when the Conversion Option is utilized and a Global Warrant Certificate is issued hereunder. Unless the context shall otherwise require, and subject to the provisions of Section 1.8, all references in this Agreement to the Warrant Certificates (other than in Sections 1.2, 1.3, 1.4 and 1.8) shall include the Global Warrant Certificate in the event that the Global Warrant Certificate is issued.

               Section 1.8. Global Warrant Certificate. (a) Any Global Warrant Certificate issued in accordance with this Section 1.8 shall be substantially in the form set forth in Exhibit A-1 hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and may represent any number of whole Warrants. The Global Warrant Certificate may have imprinted or otherwise reproduced thereon such letters, numbers or other marks of identification or designation and such legends or endorsements as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and which are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto, or with any rule or regulation of any stock exchange on which the Warrants may be listed or of any Depository referred to herein, or to conform to usage. Each Global Warrant Certificate shall be signed on behalf of the Company upon the same conditions, in substantially the same manner and with the same effect as the Warrant Certificates.

           (b) The Warrant Agent is authorized, from time to time during the Conversion Option Period, upon receipt of a Global Warrant Certificate from the Company, duly executed on behalf of the Company, to countersign such Global Warrant Certificate. The Global Warrant Certificate shall be manually countersigned and dated the date of its countersignature by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall deliver the Global Warrant Certificate to or upon the order of the Company against receipt of an appropriate amount of Certificated Warrants (as defined herein) (such Certificated Warrants shall be disposed of in accordance with instructions provided by the Company). One or more Global Warrant Certificates may be executed by the Company and delivered to the Warrant Agent on or after the date of execution of this Agreement; provided that only one Global Warrant Certificate shall be outstanding at any one time.

               The Company reserves the right to issue, from time to time after the date of execution of this Agreement, additional Warrants, and in connection therewith the Global Warrant Certificate may be exchanged for a new Global Warrant Certificate to reflect the issuance by the Company of such additional Warrants. To effect such an exchange the Company shall deliver to the Warrant Agent a new Global Warrant Certificate duly executed on behalf of the Company as provided in Section 1.2. The Warrant Agent shall countersign the new Global Warrant Certificate as provided in this Section and shall deliver the new Global Warrant Certificate to the Depository in exchange for, and upon receipt of, the Global Warrant Certificate then held by the Depository. The Warrant Agent shall cancel the Global Warrant Certificate delivered to it by the Depository, dispose of such Global Warrant Certificate and provide a certificate of disposition to the Company.

           (c) The Global Warrant Certificate will initially be registered in the name of a nominee of the Depository. The Warrant holdings of the Participants will be recorded on the books of the Depository. The holdings of customers of the Participants and the identity of the Warrantholders will be reflected on the books and records of such Participants and will not be known to the Warrant Agent, the Company or the Depository. The Global Warrant Certificate will be held by the Depository or its agent. Neither the Company nor the Warrant Agent will have any responsibility or liability for any aspect of the records relating to beneficial ownership interests in the Global Warrant Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

               The Company may from time to time select a new entity to act as Depository with respect to the Warrants and, if such selection is made, the Company shall promptly give the Warrant Agent notice to such effect identifying the new Depository, and the Global Warrant Certificate shall be delivered to the Warrant Agent and shall be transferred to the new Depository as provided below as promptly as possible. Appropriate changes may be made in the forms of the Global Warrant Certificate, the Exercise Notice and the related notices to be delivered in connection with an exercise to reflect the selection of the new Depository.

           (d) Except as otherwise provided herein or in the Global Warrant Certificate, the Warrant Agent shall from time to time register the transfer of the Global Warrant Certificate in its records (which may be maintained electronically), subject to such reasonable regulations as the Company or the Warrant Agent may prescribe, only to the Depository, to another nominee of the Depository, to a successor Depository or to a nominee of a successor Depository, upon surrender of such Global Warrant Certificate, duly endorsed, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent and the Company, duly executed by the registered holder thereof or by the duly appointed legal representative thereof, or by its duly authorized attorney, such signature to be guaranteed by a bank or trust company with a correspondent office in The City of New York or by a broker or dealer which is a member of the NASD or by a member of a national securities exchange. Upon any such registration of transfer, a new Global Warrant Certificate shall be issued to the transferee and the surrendered Global Warrant Certificate shall be cancelled by the Warrant Agent.

               The Global Warrant Certificate may be transferred as provided in paragraph 1.8(d) above, when surrendered to the Warrant Agent's Office, or at the office of any successor Warrant Agent (as provided in Section 5.3), for another Global Warrant Certificate of like tenor and representing a like number of unexercised Warrants.


                                   ARTICLE 2
                       DURATION AND EXERCISE OF WARRANTS

               Section 2.1. Duration of Warrants; Minimum Exercise Amounts; Exercise Notice. (a) Subject to the limitations set forth herein and in Section 2.3, each Warrant may be irrevocably exercised in whole but not in part, immediately upon issuance. Except in the case of automatic exercise, each Warrant shall be irrevocably exercised either (A) in the case of Warrants represented by Warrant Certificates ("Certificated Warrants"), on any New York Business Day during the period from the date of issuance until 3:00 p.m., New York City time, on the earlier of (i) the New York Business Day immediately preceding the date (established in or pursuant to a resolution or resolutions of the Board of Directors of the Company or any committee of such Board duly authorized to act on its behalf (a "Board Resolution" or "Board Resolutions")) upon which the right to exercise the Warrants expires (the "Expiration Date"), and (ii) any Delisting Date (as defined herein) by delivering or causing to be delivered to the Warrant Agent (at its address as set forth in the Exercise Notice (as defined below) or at such other address as the Warrant Agent may specify from time to time) the Warrant Certificate representing such Warrant, with the Exercise Notice duly completed and executed by the Registered Holder of such Warrant or (A) in the case of Warrants represented by a Global Warrant Certificate ("Book-Entry Warrants"), on any New York Business Day during the period from the Initial Conversion Date until 3:00 P.M., New York City time, on the earlier of (i) the New York Business Day immediately preceding the Expiration Date and (ii) any Delisting Date, by causing (x) such Warrant to be transferred free to the Warrant Agent on the records of the Depository in accordance with the Depository's Deposit/ Withdrawal at Custodian procedures, as provided in the Representations Letter, and (y) a duly completed and executed Exercise Notice to be received by the Warrant Agent from a Participant acting, directly or indirectly, on behalf of the Warrantholder; provided, however, that Exercise Notices are subject to rejection by the Warrant Agent as provided herein.

               In the case of Book-Entry Warrants held through the facilities of CEDEL or Euroclear, a Warrantholder may exercise each Warrant on any New York Business Day during the period from the Initial Conversion Date until 3:00 P.M., New York City time, on the earlier of (i) the New York Business Day immediately preceding the Expiration Date and (ii) any Delisting Date, by causing (x) such Warrant to be transferred to the Warrant Agent in accordance with clause (B) of the preceding paragraph, by giving appropriate instructions to CEDEL or the participant holding his Warrants in Euroclear, as the case may be, and (y) a duly completed and executed Exercise Notice to be delivered on behalf of the Warrantholder by CEDEL, in the case of Warrants held through CEDEL, or such participant, in the case of Warrants held through Euroclear, to the Warrant Agent.

           (b) No fewer than the minimum number of Warrants as set forth in each Warrant Certificate may be exercised by or on behalf of any one Warrantholder at any one time, except that no such minimum exercise amount shall apply in the case of automatic exercise on the Expiration Date or a Delisting Date[, or in the case of cancellation of the Warrants as a result of an Extraordinary Event (as defined herein)]. An Exercise Notice shall be unconditional. Except as provided in Section 2.2(c), the Warrant Agent shall be entitled, with no duty of inquiry, to rely conclusively on any Exercise Notice received by it and on any representation of the exercising Warrantholder contained therein.

           (c) "Exercise Notice" means an irrevocable notice of exercise to the Warrant Agent at its address, which notice (A) for Certificated Warrants, shall be on the reverse of the Warrant Certificate or such other form as the Company and the Warrant Agent may approve, and (B) for Book-Entry Warrants, shall be substantially in the form set forth in Exhibit A-2 hereto or such other form as the Company and the Warrant Agent may approve and may be given by facsimile transmission. For purposes of this Agreement, "New York Business Day" means any day other than a Saturday, Sunday or a day on which commercial banks in New York City are required or authorized by law or executive order to remain closed.

               Section 2.2.  Exercise, Valuation and Delivery of Warrants.
(a) Except for Warrants subject to automatic exercise or Warrants held through the facilities of CEDEL or Euroclear, the "Exercise Date" for a Warrant means (i) the New York Business Day on which the Warrant Agent receives the Warrant and Exercise Notice in proper form with respect to such Warrant, if received at or prior to 3:00 P.M., New York City time, on such day, or (ii) if the Warrant Agent receives such Warrant or Exercise Notice after 3:00 P.M., New York City time, on a New York Business Day, then the next New York Business Day succeeding the New York Business Day on which such Warrant or Exercise Notice is received. In the case of Warrants held through the facilities of CEDEL or Euroclear, except for Warrants subject to automatic exercise, the "Exercise Date" for a Warrant means (i) the New York Business Day on which the Warrant Agent receives (by facsimile transmission) the Exercise Notice in proper form with respect to such Warrant if such Exercise Notice is received at or prior to 3:00 P.M., New York City time, on such day, provided, that the Warrant being exercised is received by the Warrant Agent by 3:00 P.M., New York City time, on the New York Business Day next succeeding the date on which the Exercise Notice is received, or (ii) if the Warrant Agent receives such Exercise Notice after 3:00 P.M., New York City time, on a New York Business Day, then the New York Business Day succeeding such New York Business Day, provided that such day will be the Exercise Date only if the Warrant being exercised is received by 3:00 P.M., New York City time, on the second succeeding New York Business Day following the New York Business Day on which the Exercise Notice is received. In the event that the Warrant being exercised is received after 3:00 P.M., New York City time, on the New York Business Day next succeeding the date on which the Exercise Notice is received, then the Exercise Date for such Warrant will be the day on which such Warrant is received or, if such day is not a New York Business Day, the next succeeding New York Business Day. Notwithstanding the foregoing, in the case of the exercise of a Book-Entry Warrant by CEDEL or a Euroclear participant, CEDEL or Euroclear, as the case may be, must by facsimile transmission to the Warrant Agent by 9:00 a.m., New York City time, on the New York Business Day next succeeding the Exercise Date confirm (an "Account Confirmation") that the Warrants being exercised will be received by the Warrant Agent by 3:00 p.m., New York City time, on such date, provided, further, that if such Account Confirmation is received after 9:00 a.m., New York City time, on the New York Business Day next succeeding the Exercise Date, the Company will be entitled to direct the Warrant Agent to reject the related Exercise Notice or waive the requirement for timely delivery of such Account Confirmation.

           (b) The "Valuation Date" for a Warrant shall be the applicable Exercise Date (subject to postponement [upon the occurrence of an Extraordinary Event or Exercise Limitation Event (as herein defined) or] as a result of the exercise of a number of Warrants exceeding the limits on exercise set forth herein).

               All Warrants for which the Warrant Agent has not received a valid Exercise Notice at or prior to 3:00 p.m., New York City time, on (i) the New York Business Day immediately preceding the Expiration Date or (ii) the last New York Business Day prior to the effective date on which the Warrants are delisted from, or permanently suspended from trading (within the meaning of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission thereunder) on, the stock exchange on which the Warrants are listed and not accepted prior thereto or at the same time for listing on another United States national securities exchange (such New York Business Day being a "Delisting Date") or for which the Warrant Agent has received a valid Exercise Notice but with respect to which timely delivery of the relevant Warrants has not been made by such date [or the Valuation Date for which has as of such date been postponed as provided in Section 2.3], shall be deemed to be automatically exercised as of such date; provided, however, that if the Company first receives notice of the delisting or suspension of the Warrants on the same day on which such Warrants are delisted or suspended, such day will be deemed a Delisting Date for purposes of this Agreement.

           (c) The Warrant Agent shall, in the case of Warrants other than Warrants held through the facilities of CEDEL or Euroclear, following receipt of proper and timely delivery of a Warrant in accordance with Section 2.2(a), accompanied by a completed Exercise Notice, and, in the case of Warrants held through CEDEL or Euroclear, following receipt of proper delivery of a completed Exercise Notice in accordance with Section 2.2(a):

                 (i) promptly (1) for Certificated Warrants, determine whether such Exercise Notice has been duly completed and is in proper form duly executed by the Registered Holder thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, (2) for Book-Entry Warrants not held through CEDEL or Euroclear, determine whether such Exercise Notice has been duly completed and is in proper form and (3) for Book-Entry Warrants held through CEDEL or Euroclear, determine whether such Exercise Notice has been duly completed and is in proper form duly executed by CEDEL or the Euroclear participant delivering such Warrant, as applicable; and if the Warrant Agent determines that the Exercise Notice has not been duly completed or is not in proper form or, in the case of Certificated Warrants, has not been so executed, the Warrant Agent promptly (A) shall reject such Exercise Notice and shall send to the entity that executed such Exercise Notice a notice of rejection substantially in the form set forth in Exhibit B or Exhibit B-1 hereto, as the case may be, and, in the case of Certificated Warrants, shall return to the Registered Holder that submitted such Exercise Notice, by first class mail, the Warrant Certificates evidencing such Warrants, or, in the case of Book-Entry Warrants, shall re-deliver such Warrants (to the extent received in the case of Warrants held through CEDEL or Euroclear) free through the facilities of DTC to the account from which they were transferred to the Warrant Agent and (B) shall not take the actions required by clauses (ii)-(vii) below with respect to such Exercise Notice or the related Warrants; provided, however, that the Warrant Agent shall deliver a copy of the Exercise Notice relating to such Warrants to the Company as required by Section 2.2(c)(vii) below and the Company may waive any defect in the form of such Exercise Notice;

                (ii) notify the Company [and the Determination Agent] (and such other parties (not to exceed two) as the Company shall designate in writing) by 5:00 p.m., New York City time, on the New York Business Day that such Exercise Notice has been received (or shall be deemed to have been received) of the total number of Warrants covered by such Exercise Notice;

               (iii) with respect to Warrants held through CEDEL or Euroclear, determine whether the Warrant Agent has received by 9:00 a.m., New York City time, on the New York Business Day next succeeding the Exercise Date relating to such Warrants, Account Confirmations with respect to such Warrants, and if the Warrant Agent has not received any such Account Confirmation by such time, notify the Company (and such other parties (not to exceed two) as the Company shall designate in writing) by 10:00 a.m., New York City time, on the New York Business Day next succeeding the Exercise Date, of the number of such Warrants in respect of which the Warrant Agent has not received such Account Confirmations and (except to the extent the Company has notified the Warrant Agent that it has waived the timing requirement of timely delivery of such Account Confirmations) send to CEDEL or the Euroclear participant, as the case may be, that delivered such Exercise Notice for which no related Account Confirmation was received (at the address specified in such notice) a notice of rejection substantially in the form set forth in Exhibit
B hereto;

                (iv) by 11:00 a.m., New York City time, on the New York Business Day next succeeding the Valuation Date (A) determine the number of Warrants determined pursuant to clause (ii) above) (all of such Warrants, the "Exercised Warrants") and (B) notify the Company [and the Determination Agent] of the total number of Exercised Warrants so determined (if such number is zero, the Warrant Agent shall not take the actions required by clauses (v) and (vi) of this Section 2.2(c) with respect to such Exercise Notice or the related Warrants);

                 (v) determine the applicable Spot Rate and calculate the Cash Settlement Value of the Exercised Warrants (excluding any Warrants held through CEDEL or Euroclear as to which timely delivery of the related Warrant has not been made) as of their Valuation Date in the manner set forth in Section 2.2(b) by no later than 10:00 a.m., New York City time, on the New York Business Day next succeeding the Valuation Date [(unless the Cash Settlement Value shall be calculated by the Determination Agent)];

                (vi) notify the Company (and such other parties (not to exceed two) as the Company shall designate in writing) by 12:00 noon, New York City time, on the New York Business Day next succeeding the Valuation Date of the Cash Settlement Value payable in respect of the Exercised Warrants, and send notices of confirmation substantially in the form included in Exhibit B or Exhibit B-1 hereto, as the case may be, to the Registered Holder, Participant, CEDEL or Euroclear participant, as the case may be; and

               (vii) promptly deliver a copy of each Exercise Notice to the Company and advise the Company of such other matters relating to the Exercised Warrants as the Company shall reasonably request. Any notice to be given to the Company by the Warrant Agent pursuant to this Section 2.2 or Section 2.3 shall be by telephone (promptly confirmed in writing) or facsimile transmission.

               Except in the case of Warrants subject to automatic exercise [and for Warrants that upon exercise entitle the holder thereof to receive an Alternative Settlement Amount in lieu of the Cash Settlement Value], if on any Valuation Date the Cash Settlement Value for any Warrants then exercised would be zero, then the attempted exercise of any such Warrants shall be void and of no effect and (i) for Certificated Warrants, the Warrant Certificate evidencing such Warrants shall be promptly returned by the Warrant Agent to the Registered Holder by first class mail at the Company's expense or (ii) for Book-Entry Warrants, the Warrants will be transferred by the Warrant Agent back to the Participant that submitted them free on the records of DTC (to the extent received, in the case of Warrants held through CEDEL or Euroclear) and, in either case such Warrantholder shall be permitted to re-exercise such Warrants prior to the Expiration Date or any Delisting Date, as the case may be.

           (d) Except in the case of Warrants subject to automatic exercise [and for Warrants that upon exercise entitle the holder thereof to receive an Alternative Settlement Amount in lieu of the Cash Settlement Value], if the Company has made adequate funds available to the Warrant Agent in a timely manner, which shall in no event be later than 3:00 p.m., New York City time, on the fourth New York Business Day following a Valuation Date (the "Funding Date"), the Warrant Agent will be responsible for making its payment available
(i) for Certificated Warrants, to each Registered Holder of an exercised Warrant in the form of a cashier's check or an official bank check, or (in the case of payments of at least $100,000) by wire transfer to a U.S. Dollar account maintained by such Registered Holder in the United States (at such Registered Holder's election as specified in the applicable Exercise Notice), after 3:00 p.m., New York City time, but prior to the close of business on the first New York Business Day immediately succeeding such Funding Date or (ii) for Book-Entry Warrants, to each appropriate Participant in the form of a cashier's check or an official bank check, or (in the case of payments of at least $100,000) by wire transfer to a U.S. Dollar account maintained by such Participant in the United States (at the Participant's election as specified in the Exercise Notice), after 3:00 p.m., New York City time, but prior to the close of business, on the first New York Business Day immediately succeeding such Funding Date. For either clause (i) or (ii) above, such payment shall be in the amount of the aggregate Cash Settlement Value in respect of the Warrant Certificates or Warrants that were delivered to the Warrant Agent (together with the related Exercise Notice) as provided in Sections 2.1 and 2.2(a), 2.2(b) and 2.2(c).

           (e) The "Cash Settlement Value" of an exercised Warrant shall be an amount in [payment currency] equal to [formula or method of calculation for cash settlement value] provided, however, that if such amount is less than zero, then the Cash Settlement Value shall be zero.

               For purposes of this Agreement, ["Reference Rate" means the [Reference Rate]] and ["Reference Debt Instrument" means the [Reference Debt Instrument]]. [[The "Spot Amount"] for any date means [insert definition from Prospectus Supplement]. References in this Agreement to "U.S. dollars", "U.S.$" or "$" are to the lawful currency of the United States of America [other currency or currency unit]. [Provision for other relevant definitions.]

           (f) In the case of exercise of Book-Entry Warrants, the Warrant Agent shall cause its records, which may be kept electronically, to be marked to reflect the reduction in the number of Warrants represented by the Global Warrant Certificate by the number of Warrants that were delivered to the Warrant Account and for which payment has been made as provided in Section 2.2(d) promptly after such delivery and payment. Absent manifest error, the Warrant Agent's records shall be conclusive evidence of such matters.

          [(g) The Company hereby appoints Morgan Stanley & Co. Incorporated, and Morgan Stanley & Co. Incorporated accepts such appointment, to be the Company's Determination Agent to make such calculations as may be required upon the occurrence of any of the circumstances described in Section 2.3, including, without limitation, calculation of the Cash Settlement Value or the Alternative Settlement Amount, as applicable, of a Warrant. The Determination Agent shall act as an independent expert and not as an agent of the Company, and, unless otherwise provided by this Agreement, its calculations and determinations under this Agreement shall, absent manifest error, be final and binding on the Company, the Warrant Agent, the Warrantholders and any Participant. Any such calculations will be made available to a Warrantholder for inspection at the Warrant Agent's Office.

               The Company agrees, for the benefit of the Warrantholders that there shall at all times be a Determination Agent hereunder until all the Warrants are no longer outstanding or until monies for the payment of all outstanding Warrants, if any, shall have been paid to the Warrant Agent and shall have been returned to the Company as provided in Section 2.6, whichever occurs earlier. Resignation, removal and appointment of the Determination Agent shall be in accordance with the procedures set forth for the resignation, removal and appointment of the Warrant Agent, as provided in Section 5.3, except that a successor Determination Agent need not be a banking institution with offices in the Borough of Manhattan, The City of New York, and may only be appointed if such successor has been nominated by the Company and approved by the predecessor Determination Agent.

               The Company agrees promptly to pay the Determination Agent the compensation to be agreed upon with the Company for all services rendered by the Determination Agent hereunder. The Company also agrees to indemnify the Determination Agent for, and to hold it harmless against, any loss, liability, cost or expense (including reasonable attorneys' fees and expenses) incurred by the Determination Agent by reason of its being made a party to a suit or claim arising out of this Agreement; provided, however, that such indemnity shall in no event apply to the extent that any such loss, liability, cost or expense is a result of the negligence, bad faith or breach of this Agreement on its part in connection with the services rendered by it hereunder. The indemnity obligation of the Company shall continue notwithstanding the termination of this Agreement or the resignation or removal of the Determination Agent.]

          [(h) The Determination Agent will have no responsibility for good faith errors or omissions in calculating or disseminating information regarding the adjustments or calculations by the Determination Agent (as provided above) in order to arrive at a calculation of the Cash Settlement Value or the Alternative Settlement Amount, as applicable].

               Section 2.3. Automatic Exercise of Warrants; [Exercise Upon an Extraordinary Event or Exercise Limitation Event]. (a) All Warrants for which the Warrant Agent has not received an Exercise Notice in proper form by 3:00 p.m., New York City time, on (i) the New York Business Day immediately preceding the Expiration Date or (ii) any Delisting Date, as the case may be, or for which the Warrant Agent has received a valid Exercise Notice in proper form but with respect to which timely delivery of the relevant Warrants has not been made prior to such time, and which have not been cancelled prior to such time, will be deemed automatically exercised without any requirement of an Exercise Notice to the Warrant Agent. The Exercise Date for such Warrants shall be the Expiration Date or Delisting Date, as the case may be, or, if such date is not a New York Business Day, the next succeeding New York Business Day and the Valuation Date shall be the Exercise Date.

               The Warrant Agent shall by 5:00 p.m., New York City time, on the Expiration Date or any Delisting Date, as the case may be, notify the Company (and such other parties (not to exceed two) as the Company shall designate in writing) of the number of Warrants to be automatically exercised on such day. On the Valuation Date for such Warrants, the Warrant Agent shall (i) determine the Cash Settlement Value (in the manner provided in Section 2.2(e)) of the Warrants to be automatically exercised;
(ii) by 5:00 p.m., New York City time, on the next New York Business Day succeeding such Valuation Date, notify the Company (and such other parties (not to exceed two) as the Company shall designate in writing) of the Cash Settlement Value payable in respect of such exercised Warrants; and (iii) advise the Company of such other matters relating to the exercised Warrants as the Company shall reasonably request.

               In the case of Certificated Warrants subject to automatic exercise [(other than Certificated Warrants subject to postponed exercise following the occurrence of an Extraordinary Event or an Exercise Limitation Event as described in Section 2.3(b))], the Company shall make available to the Warrant Agent, not later than 3:00 p.m., New York City time, on the fourth New York Business Day following the Valuation Date for automatically exercised Warrants (the "Automatic Funding Date"), funds in an amount equal to, and for the payment of, the aggregate Cash Settlement Value of such Warrants. Subject to such funds having been made available as provided in the preceding sentence, the Warrant Agent will be responsible for making its payment available to the appropriate Registered Holder in the form of a cashier's check or an official bank check, or (in the case of payments of at least $100,000) by wire transfer to a U.S. Dollar account maintained by such Registered Holder in the United States (at such Registered Holder's election upon written notice to the Company and the Warrant Agent), after 3:00 p.m., New York City time, but prior to the close of business, on the Automatic Funding Date, against receipt by the Warrant Agent at the Warrant Agent's Office from such Registered Holder of its Warrant Certificates. Such payment shall be in the amount of the aggregate Cash Settlement Value in respect of the Warrants, evidenced by such Warrant Certificates, that were exercised automatically on the Expiration Date or on any Delisting Date, as the case may be. Warrant Certificates delivered to the Warrant Agent shall thereafter be promptly cancelled by the Warrant Agent.

               In the case of Book-Entry Warrants subject to automatic exercise [(other than Warrants subject to postponed exercise following the occurrence of an Extraordinary Event or an Exercise Limitation Event as described in Section 2.3(b))], the Company shall make available to the Warrant Agent, not later than 3:00 p.m., New York City time, on the Automatic Funding Date, funds in an amount equal to, and for the payment of, the aggregate Cash Settlement Value of such Warrants. Subject to such funds having been made available as provided in the preceding sentence, the Warrant Agent will be responsible for making funds available to DTC, against receipt of the Global Warrant Certificate, after 3:00 p.m., New York City time, but prior to the close of business, on the Automatic Funding Date. Such funds are to be in an amount equal to the aggregate Cash Settlement Value of the Warrants subject to such automatic exercise.

               The Company will advise the Warrant Agent as soon as practicable of the date of any expected delisting or permanent suspension of trading of the Warrants and will immediately inform the Warrant Agent after the Company has received notice that such delisting or suspension has occurred, but in no event will notice of such delisting or suspension be given to the Warrant Agent later than 9:30 a.m., New York City time, on the New York Business Day following the date that such delisting or suspension occurs. The Company will use its best efforts to notify the Warrantholders, or cause the Warrantholders to be notified, as promptly as practicable of any expected delisting or suspension of trading of the Warrants.

           (b) Extraordinary Event and Exercise Limitation Event provisions, if applicable.]

               Section 2.4. Limitation of Number of Exercisable Warrants. All exercises of Warrants (other than on automatic exercise [or upon cancellation]) are subject, at the Company's option, to the limitation that not more than [limit on aggregate number of Warrants to be exercised on any day] Warrants in total may be exercised on any Exercise Date and not more than [individual limit] Warrants may be exercised by or on behalf of any beneficial owner, either individually or in concert with any other beneficial owner, on any Exercise Date. If any New York Business Day would otherwise, under the terms hereof, be the Exercise Date in respect of more than [limit on aggregate number of Warrants to be exercised on any day] Warrants, then at the Company's election (by giving notice thereof to the Warrant Agent not later than 11:00 a.m., New York City time, on the New York Business Day immediately following such Exercise Date), [limit on aggregate number of Warrants to be exercised on any day] of such Warrants shall be deemed exercised on such Exercise Date (selected by the Warrant Agent on a pro rata basis, but if, as a result of such pro rata selection, any Registered Holders would be deemed to have exercised less than [minimum exercise amount] Warrants, then the Warrant Agent shall first select additional amounts of such holders' Warrants so that no holder shall be deemed to have exercised less than [minimum exercise amount] Warrants), and the remainder of such Warrants (the "Remaining Warrants") shall be deemed exercised on the following New York Business Day (notwithstanding the provisions of Section 2.1(b)); provided that in the event that the aggregate number of such Remaining Warrants, together with any additional Warrants with respect to which the Exercise Date would be such following New York Business Day, exceeds the [limit on aggregate number of Warrants to be exercised on any day] the provisions of this Section 2.4 shall apply to the exercise of such Remaining Warrants and such additional Warrants on such following New York Business Day and successively until the limitations set forth in this Section 2.4 are no longer exceeded; provided further that, any such Remaining Warrants shall be deemed exercised before any such additional Warrants.

               If any beneficial owner of Warrants attempts to exercise more than [individual limit] Warrants on any New York Business Day, then at the Company's election (as notified to the Warrant Agent by giving notice thereof to the Warrant Agent not later than 11:00 a.m., New York City time, on the next New York Business Day following such Day) [individual limit] of such Warrants shall be deemed exercised on such New York Business Day and the remainder of such Warrants shall be deemed exercised on the following New York Business Day (notwithstanding the provisions of Section 2.1(b)); provided, that in the event that the aggregate number of such remaining Warrants, together with any additional Warrants of such beneficial owner with respect to which the Exercise Date would be such following New York Business Day, exceeds [individual limit], at the Company's election (as notified in the manner described above) the provisions of this Section 2.4 shall apply to the exercise of such remaining Warrants and such additional Warrants on such following New York Business Day and successively until the limitations set forth in this Section 2.4 are no longer exceeded; provided further, that, any such remaining Warrants shall be deemed exercised before any such additional Warrants of such beneficial owner. The date on which any Warrant is deemed exercised under the preceding sentences shall for all purposes of this Agreement be the "Exercise Date" in respect of such Warrants.

               Section 2.5. Covenant of the Company. The Company covenants, for the benefit of the Warrantholders, that it will not seek the delisting of the Warrants from, or suspension of their trading on, the [exchange on which the Warrants are listed] unless the Company has, at the same time, arranged for listing on another United States national securities exchange.

               Section 2.6. Return of Money Held Unclaimed for Two Years. Except as otherwise provided herein, any money deposited with or paid to the Warrant Agent for the payment of the Cash Settlement Value [or Alternative Settlement Amount] of any Warrants and not applied but remaining unclaimed for two years after the date upon which such Cash Settlement Value [or Alternative Settlement Amount] shall have become due and payable shall be repaid by the Warrant Agent to the Company, at the Company's request, and the holders of such Warrants shall thereafter look only to the Company for any payment which such holders may be entitled to collect and all liability of the Warrant Agent with respect to such money shall thereupon cease; provided that the Warrant Agent, before making any such repayment, may at the expense of the Company notify (i) in the case of Certificated Warrants, the Registered Holders or
(ii) in the case of Book-Entry Warrants, the Participants concerned, that said money has not been so applied and remains unclaimed and that after a date named in the notification any unclaimed balance of said money then remaining will be returned to the Company.

               Section 2.7. Return of Global Warrant Certificate. In the event a Global Warrant Certificate is issued, at such time as all of the Warrants evidenced by such Certificate have been exercised (including pursuant to an automatic exercise) [or otherwise cancelled] and all payments to the Participants made as provided herein, the Warrant Agent shall dispose of the cancelled Global Warrant Certificate in accordance with its customary procedures (unless instructed by the Company to deliver the Global Warrant Certificate to the Company) and shall provide a certificate of disposition to the Company.


                                   ARTICLE 3
             OTHER PROVISIONS RELATING TO RIGHTS OF WARRANTHOLDERS

               Section 3.1. Warrantholder of Warrant May Enforce Rights. Notwithstanding any of the provisions of this Agreement, any Warrantholder, without the consent of the Warrant Agent, may, in and for its own behalf, enforce, and may institute and maintain, any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, its right to exercise, and to receive payment for, its Warrants as provided in this Agreement.


                                   ARTICLE 4
              WARRANTS ACQUIRED BY THE COMPANY; PAYMENT OF TAXES

               Section 4.1. Warrants Acquired by the Company. In the event the Company shall purchase or otherwise acquire Warrants, such Warrants may, at the option of the Company, be (i) in the case of Certificated Warrants, delivered to the Warrant Agent, and if so delivered, the Warrant Agent shall promptly cancel such Warrants on the records of the Warrant Agent or (ii) in the case of Book-Entry Warrants, surrendered free through a Participant to the Depository for credit to the account of the Warrant Agent maintained at the Depository, and if so credited, the Warrant Agent shall promptly note the cancellation of such Warrants by notation on the records of the Warrant Agent and the Warrant Agent shall cause its records to be marked to reflect the reduction in the number of Warrants represented by the Global Warrant Certificate by the number of Warrants so cancelled promptly after such account is credited. In the case of Book-Entry Warrants, such Warrants may also, at the option of the Company, be resold by the Company directly or to or through any of its affiliates in lieu of being surrendered to the Depository. No Warrant Certificate shall be countersigned in lieu of or in exchange for any Warrant which is cancelled as provided herein, except as otherwise expressly permitted by this Agreement.

               Any cancelled Warrant Certificate held by the Warrant Agent under this Agreement shall be disposed of by the Warrant Agent in accordance with its customary procedures unless otherwise directed by the Company, and the Warrant Agent shall deliver a certificate of disposition to the Company evidencing the same.

               Section 4.2. Payment of Taxes. The Company will pay all stamp, withholding and other duties, if any, attributable to the initial issuance of Warrants; provided, however, that, anything in this Agreement to the contrary notwithstanding, the Company shall not be required to pay any tax or other governmental charge which may be payable in respect of any transfer involving any beneficial or record interest in, or ownership interest of, any Warrants, Warrant Certificates or Global Warrant Certificate which tax or other governmental charge shall be paid by the appropriate Warrantholder or Registered Holder.


                                   ARTICLE 5
                         CONCERNING THE WARRANT AGENT

               Section 5.1. Warrant Agent. The Company hereby appoints [name of Warrant Agent] as Warrant Agent of the Company in respect of the Warrants upon the terms and subject to the conditions set forth herein; and [name of Warrant Agent] hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it in this Agreement and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it with its consent. All of the terms and provisions with respect to such powers and authority contained in any Warrant Certificates or the Global Warrant Certificate are subject to and governed by the terms and provisions hereof.

               Section 5.2. Conditions of Warrant Agent's Obligations. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following, to all of which the Company agrees and to all of which the rights hereunder of the holders from time to time of the Warrants shall be subject:

           (a) The Company agrees promptly to pay the Warrant Agent the compensation to be agreed upon with the Company for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for its reasonable out-of-pocket expenses (including attorneys' fees and expenses) incurred by the Warrant Agent without negligence, bad faith or breach of this Agreement on its part in connection with the services rendered by it hereunder. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense (including reasonable attorneys' fees and expenses) incurred without negligence, bad faith or breach of this Agreement on the part of the Warrant Agent, arising out of or in connection with its acting as such Warrant Agent hereunder, as well as the reasonable costs and expenses of defending against any claim of liability in the premises. The obligations of the Company under this
Section 5.2(a) shall survive the termination of this Agreement.

           (b) In acting under this Agreement, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the owners or holders of the Warrants.

           (c) The Warrant Agent may consult with counsel satisfactory to it (including counsel to the Company), and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

           (d) The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

           (e) The Warrant Agent, and its officers, directors and employees, may become the owner of, or acquire any interest in, any Warrants or other obligations of the Company, with the same rights that it or they would have if it were not the Warrant Agent hereunder and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on behalf of, or as depository, trustee or agent for, any committee or body of owners or holders of Warrants or other obligations of the Company as freely as if it were not the Warrant Agent hereunder.

           (f) The Warrant Agent shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement nor shall it be obligated to segregate such monies from other monies held by it, except as required by law. The Warrant Agent shall not be responsible for advancing funds on behalf of the Company.

           (g) The Warrant Agent shall not be under any responsibility with respect to the validity or sufficiency of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Warrant Agent) or with respect to the validity or execution of the Warrant Certificates or the Global Warrant Certificate (except its countersignature thereof).

           (h) The recitals contained herein and in the Warrant Certificates or the Global Warrant Certificate (except as to the Warrant Agent's countersignature thereon) shall be taken as the statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of the same.

           (i) The Warrant Agent shall be obligated to perform such duties as are herein specifically set forth, and no implied duties or obligations shall be read into this Agreement against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder likely to involve it in any expense or liability, the payment of which is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the application by the Company of any proceeds. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained in this Agreement or in any Warrant Certificate or the Global Warrant Certificate or in the case of the receipt of any written demand from a holder of a Warrant with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 6.2 hereof, to make any demand upon the Company.

               Section 5.3. Resignation and Appointment of Successor. (a) The Company agrees, for the benefit of the holders from time to time of the Warrants, that there shall at all times be a Warrant Agent hereunder until all the Warrants are no longer outstanding or until monies for the payment of all outstanding Warrants, if any, shall have been paid to the Warrant Agent and shall have been returned to the Company as provided in Section 2.6, whichever occurs earlier.

           (b) The Warrant Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective, subject to the appointment of a successor Warrant Agent and acceptance of such appointment by such successor Warrant Agent as hereinafter provided. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Warrant Agent (which shall be a banking institution organized under the laws of the United States of America or one of the states thereof, have a combined capital and surplus of at least $100,000,000 (as set forth in its most recent reports of condition published pursuant to law or to the requirements of any United States federal or state regulatory or supervisory authority) and having an office in the Borough of Manhattan, The City of New York) and the acceptance of such appointment by such successor Warrant Agent. In the event a successor Warrant Agent has not been appointed and accepted its duties within 90 days of the Warrant Agent's notice of resignation, the Warrant Agent may apply to any court of competent jurisdiction for the designation of a successor Warrant Agent. The obligation of the Company under Section 5.2(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Warrant Agent.

           (c) In case at any time the Warrant Agent shall give notice of its intent to resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or make an assignment for the benefit of its creditors, or consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or of all or any substantial part of its property shall be appointed, or if any public officer shall have taken charge or control of the Warrant Agent or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be promptly appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the latter of such appointment, the Warrant Agent so superseded shall cease to be Warrant Agent hereunder.

           (d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor (including, without limitation, the Warrant Register), as Warrant Agent hereunder.

           (e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all the corporate agency assets and business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.


                                   ARTICLE 6
                                 MISCELLANEOUS

               Section 6.1. Amendment. (a) This Agreement and the terms of the Warrants may be amended by the Company, the Warrant Agent [and the Determination Agent], without the consent of the Warrantholders, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained herein or therein or in any other manner which the Company may deem necessary or desirable and which will not materially and adversely affect the interests of the owners or holders of the Warrants. Notwithstanding anything in this Section 6.1 to the contrary, this Agreement may not be amended to provide for the countersigning by the Warrant Agent of Warrant Certificates evidencing in the aggregate in excess of [maximum number of issuable Warrants] Warrants unless and until the Warrant Agent has received notice from the [exchange on which Warrants are to be listed] or any successor United States national securities exchange that the additional Warrants in excess of [maximum number of issuable Warrants] have been approved for listing on such exchange.

           (b) The Company, the Warrant Agent [and the Determination Agent] may modify or amend this Agreement, with the consent of Warrantholders (by vote of Registered Holders or, in the case of Warrants held through the Depository, acting through a Participant or the Depository) holding not less than a majority in number of the then outstanding Warrants affected by such modification or amendment, for any purpose; provided, however, that no such modification or amendment that [increases the [strike amount], [base amount] in the case of call warrants] [decreases the [strike amount], [base amount] in the case of put warrants], shortens the period of time during which the Warrants may be exercised, or otherwise materially and adversely affects the exercise rights of the Warrantholders or reduces the percentage of the number of outstanding Warrants, the consent of whose holders is required for modification or amendment of this Agreement, may be made without the consent of each Warrantholder affected thereby. In the case of Warrants evidenced by a Global Warrant Certificate, the Company and the Warrant Agent shall be entitled to rely upon certification in form satisfactory to each of them that any requisite consent has been obtained from holders of beneficial ownership interests in the relevant Global Warrant Certificate. Such certification may be provided by Participants acting on behalf of such beneficial owners of Warrants, provided that any such certification is accompanied by a certification from the Depository as to the Warrant holdings of such Participants.

               Section 6.2. Notices and Demands to the Company, the Warrant Agent [and the Determination Agent]. If the Warrant Agent [or the Determination Agent] shall receive any notice or demand addressed to the Company by any Registered Holder or Participant pursuant to the provisions of this Agreement, the Warrant Agent [or the Determination Agent, as the case may be], shall promptly forward such notice or demand to the Company.

               Section 6.3. Addresses for Notices. Any communications to the Warrant Agent with respect to this Agreement shall be addressed to __________________________, Attention: ______________, and any communications to the Company with respect to this Agreement shall be addressed to Morgan Stanley, Dean Witter, Discover & Co., 1585 Broadway, New York, New York 10036,
Attention: [Corporate Treasurer], and any communications to the Determination Agent with respect to this Agreement shall be addressed to Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036] (or such other address as shall be specified in writing by the Warrant Agent, the Company [or the Determination Agent], respectively).

               Section 6.4. Notices to Holders. The Company may cause to have notice given to the holders of Warrants by providing the Warrant Agent with a form of notice to be distributed by (i) in the case of Certificated Warrants, the Warrant Agent to Registered Holders or (ii) in the case of Book-Entry Warrants, the Depository to be distributed by the Depository to Participants in accordance with the custom and practices of the Depository.

               Section 6.5. Obtaining of Approvals. The Company will from time to time take all action which may be necessary to obtain and keep effective (a) any and all permits, consents and approvals of governmental agencies and authorities and the [exchange on which the Warrants are listed] or any successor national securities exchange and (b) any and all filings or notices under United States Federal and State securities laws, which may be or become required in connection with the issuance, sale, trading, transfer or delivery of the Warrant Certificates, the Global Warrant Certificate or the exercise of the Warrants.

               Section 6.6. Persons Having Rights under this Agreement. Nothing in this Agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Warrant Agent, the registered holder of the Global Warrant Certificate and the Warrantholders any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof; and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent, and their respective successors, the registered holder of the Global Warrant Certificate and of the Warrantholders.

               Section 6.7. Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times at the Warrant Agent's Office for inspection by the Warrantholders, Participants or any person certified by any Participant to be an indirect participant of the Depository or any person certified by any Participant to be a Warrantholder, in each case, on behalf of whom such Participant holds Warrants.

               Section 6.8. Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

               Section 6.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

               Section 6.10. Applicable Law. This Agreement and each Warrant shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, excluding choice of law provisions.

               IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.


                           MORGAN STANLEY, DEAN WITTER,
                           DISCOVER & CO.


                           By:
                              ------------------------------
                              Name:
                              Title:


                           [NAME OF WARRANT AGENT]


                           By:
                              ------------------------------
                              Name:
                              Title:


                           MORGAN STANLEY & CO.
                           INCORPORATED


                           By:
                              ------------------------------
                              Name:
                              Title:


                                                                  EXHIBIT A



                          FORM OF WARRANT CERTIFICATE


                                     FACE


No.                                                                      CUSIP
                                                                         -----

                  MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.

                              [Title of Warrants]

               This Warrant Certificate certifies that _____, or registered assigns, is the registered holder of ______________ [title of Warrants] (the "Warrants"). Upon receipt by the Warrant Agent of this Warrant Certificate and the Exercise Notice on the reverse hereof (or an Exercise Notice in substantially identical form delivered herewith), duly completed and executed, at the offices of the Warrant Agent in the Borough of Manhattan, The City of New York, each Warrant evidenced hereby entitles the registered owner hereof (each a "Warrantholder") to receive, subject to the terms and conditions set forth herein and in the Warrant Agreement, from Morgan Stanley, Dean Witter, Discover & Co. (the "Company") the Cash Settlement Value in [payment currency] (the "Cash Settlement Value") equal to [formula or method of calculation for cash settlement value]; provided, however, that if such amount is less than or equal to zero, then the Cash Settlement Value shall be zero. In no event shall a Warrantholder be entitled to any interest on any Cash Settlement Value.

               Subject to the terms and conditions set forth herein and in the Warrant Agreement, each Warrant may be exercised, on any New York Business Day during the period from its date of issuance until 3:00 p.m., New York City time, on the earlier of (i) the New York Business Day immediately preceding the date established in or pursuant to a Board Resolution or Resolutions upon which the right to exercise the Warrants expires (the "Expiration Date") and
(ii) any Delisting Date (as defined herein). Any Warrant not exercised (including by reason of any postponed exercise as described on the reverse hereof or in the Warrant Agreement) at or before 3:00 P.M., New York City time, on the earlier of (i) the New York Business Day immediately preceding the Expiration Date and (ii) any Delisting Date, will be automatically exercised.

               Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth in this place.

               This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

               IN WITNESS WHEREOF, Morgan Stanley, Dean Witter, Discover & Co. has caused this instrument to be duly executed.


Dated:                         MORGAN STANLEY, DEAN WITTER,
                               DISCOVER & CO.


[SEAL]                         By:______________________________
                                   Name:
                                   Title:


Attest:

By:_________________________________
                (Secretary)

Countersigned as of the date above
written:

[NAME OF WARRANT AGENT]
as Warrant Agent

By: _________________________________
             Authorized Officer


                                   [REVERSE]


                  MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.


               The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued by the Company pursuant to a Warrant Agreement, dated as of ________________ (the "Warrant Agreement"), among the Company, [name of Warrant Agent] (the "Warrant Agent") and Morgan Stanley & Co. Incorporated (the "Determination Agent") and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions each Warrantholder consents by acceptance of this Warrant Certificate and which Warrant Agreement is hereby incorporated by reference in and made a part of this Warrant Certificate. A copy of the Warrant Agreement is on file at the Warrant Agent's Office (as defined herein).

               The Warrants are unsecured contractual obligations of the Company and rank on a parity with the Company's other unsecured contractual obligations and with the Company's unsecured and unsubordinated debt.

               Subject to the provisions hereof and the Warrant Agreement, each Warrant may be exercised, during the period from its date of issuance until 3:00 p.m., New York City time, on the earlier of (i) the New York Business Day immediately preceding the Expiration Date and (ii) any Delisting Date (as defined herein) by delivering or causing to be delivered this Warrant Certificate and attached Exercise Notice (or an Exercise Notice in substantially identical form), duly completed and executed, to the Warrant Agent's offices in the Borough of Manhattan, The City of New York (the "Warrant Agent's Office"), which are, on the date hereof, located at [Warrant Agent's address] or at such other address as the Warrant Agent may specify from time to time.

               Each Warrant entitles the Warrantholder to receive, upon exercise (including automatic exercise), the Cash Settlement Value of such Warrant, [except that, under the circumstances described below and in the Warrant Agreement, such Warrantholder may instead receive the Alternative Settlement Amount for such Warrant]. The "Cash Settlement Value" of a Warrant shall be an amount in [payment currency] equal to [formula or method of calculation for cash settlement value]; provided, however, that if such amount is less than or equal to zero, then the Cash Settlement Value shall be zero.

               [The "Strike Amount" is _____ which was determined by the Determination Agent and is the [formula for strike amount]].

               [The Company has appointed Morgan Stanley & Co. Incorporated to be its Determination Agent to make such calculations as may be required upon the occurrence of certain circumstances, as described in the Warrant Agreement and herein. The Determination Agent shall act as an independent expert and not as an agent of the Company, and, unless otherwise provided by the Warrant Agreement, its calculations and determinations under the Warrant Agreement and this Warrant Certificate shall, absent manifest error, be final and binding on the Company, the Warrant Agent and the Warrantholders. Any such calculations will be made available to a Warrantholder for inspection at the Warrant Agent's office. The Determination Agent will have no responsibility for good faith errors or omissions in calculating or disseminating information regarding the adjustments or calculations by the Determination Agent in order to arrive at a calculation the Cash Settlement Value [or the Alternative Settlement Amount, as applicable].]

               Subject to the Warrant Agreement and this Warrant Certificate, the "Valuation Date" for a Warrant will be the applicable Exercise Date, subject to postponement [upon the occurrence of an Extraordinary Event or Exercise Limitation Event or] as a result of the exercise of a number of Warrants exceeding the limits on exercise, all as described below. Except for Warrants subject to automatic exercise, the "Exercise Date" for a Warrant will be (i) the New York Business Day on which the Warrant Agent receives the Warrant and Exercise Notice in proper form with respect to such Warrant, if received at or prior to 3:00 P.M., New York City time, on such day, or (ii) if the Warrant Agent receives such Warrant or Exercise Notice after 3:00 P.M., New York City time, on a New York Business Day, then the next New York Business Day succeeding the New York Business Day on which such Warrant or Exercise Notice is received. All Warrants for which the Warrant Agent has not received a valid Exercise Notice at or prior to 3:00 P.M., New York City time, on (i) the New York Business Day immediately preceding the Expiration Date or
(ii) any Delisting Date, as the case may be, or for which the Warrant Agent has received a valid Exercise Notice but with respect to which timely delivery of the relevant Warrants has not been made, together with any Warrants the Valuation Date for which has at such time been postponed as described below, will be automatically exercised. The Exercise Date for such Warrants will be the Expiration Date or any Delisting Date, as the case may be, or, if such date is not a New York Business Day, the next succeeding New York Business Day. The Warrant Agent will obtain the Spot Rate (determined as of the Valuation Date for such Warrants [except in the case of a postponed exercise following the occurrence of an Extraordinary Event or an Exercise Limitation Event]) and will determine the Cash Settlement Value, if any, of such Warrants.

               If the Exercise Notice is not rejected as provided in the Warrant Agreement, then the Warrant Agent [or the Determination Agent, as the case may be,] will determine the Cash Settlement Value of the exercised Warrants in accordance with the terms of the Warrant Agreement. Except in the case of Warrants subject to automatic exercise [and for Warrants that upon exercise entitle the holder thereof to receive an Alternative Settlement Amount in lieu of the Cash Settlement Value], if on any Valuation Date the Cash Settlement Value for any Warrants then exercised would be zero, then the attempted exercise of any such Warrants shall be void and of no effect and the Warrant Certificate evidencing such Warrants will be returned to the registered holder of the Warrant by first class mail at the Company's expense and such holder shall be permitted to re-exercise such Warrants prior to the Expiration Date or any Delisting Date, as the case may be.

               Except in the case of Warrants subject to automatic exercise [and for Warrants that upon exercise entitle the holder thereof to receive an Alternative Settlement Amount in lieu of the Cash Settlement Value], if the Company has made adequate funds available to the Warrant Agent in a timely manner which shall in no event be later than 3:00 p.m., New York City time, on the fourth New York Business Day following the Valuation Date, (the "Funding Date"), the Warrant Agent will be responsible for making payment available to each Registered Holder of an exercised Warrant in the form of a cashier's check or an official bank check, or (in the case of payments of at least $100,000) by wire transfer to a U.S. dollar bank account maintained by such registered holder in the United States (at the registered holder's election as specified in the Exercise Notice) after 3:00 p.m., New York City, time but prior to the close of business on the first New York Business Day such Funding Date against receipt by the Warrant Agent at the Warrant Agent's office of such Registered Holder's Warrant Certificates. Such payment shall be in the amount equal to the aggregate Cash Settlement Value of such holder's exercised Warrants.

               With respect to automatically exercised Warrants, if the Company has made adequate funds available to the Warrant Agent not later than 3:00 p.m., New York City time, on the fourth New York Business Day following the Valuation Date for automatically exercised Warrants (the "Automatic Funding Date"), funds in an amount equal to, and for the payment of, the aggregate Cash Settlement Value of such Warrants, the Warrant Agent will thereafter be responsible for making payment available to each Registered Holder of the Warrants in the form of a cashier's check or an official bank check, or (in the case of payments of at least $100,000) by wire transfer to a U.S. dollar bank account maintained by such holder in the United States (at such holder's election and upon proper notice being given to the Company and the Warrant Agent), after 3:00 p.m., New York City time, but prior to the close of business on the Automatic Funding Date, against receipt by the Warrant Agent at the Warrant Agent's Office of such Registered Holder's Warrant Certificates. Such payment shall be in the amount equal to the aggregate Cash Settlement Value of the Warrants evidenced by such Warrant Certificates.

               [Extraordinary Event and Exercise Limitation Event provisions, if applicable.]

               All exercises of Warrants (other than on automatic exercise [or upon cancellation]) are subject, at the Company's option, to the limitation that not more than [limit on aggregate number of Warrants to be exercised on any day] Warrants in total may be exercised on any Exercise Date and not more than [individual limit] Warrants may be exercised by or on behalf of any beneficial owner, either individually or in concert with any other beneficial owner, on any Exercise Date. If any New York Business Day would otherwise, under the terms hereof, be the Exercise Date in respect of more than [limit on aggregate number of Warrants to be exercised on any day] Warrants, then at the Company's election (by giving notice thereof to the Warrant Agent not later than 11:00 a.m., New York City time, on the New York Business Day immediately following such Exercise Date), [limit on aggregate number of Warrants to be exercised on any day] of such Warrants shall be deemed exercised on such Exercise Date (selected by the Warrant Agent on a pro rata basis, but if, as a result of such pro rata selection, any registered holders of Warrants would be deemed to have exercised less than [the minimum exercise amount] Warrants, then the Warrant Agent shall first select an additional amount of such holders' Warrants so that no holder shall be deemed to have exercised less than [the minimum exercise amount] Warrants), and the remainder of such Warrants (the "Remaining Warrants") shall be deemed exercised on the following New York Business Day (notwithstanding to the provisions of the Warrant Agreement); provided that in the event that the aggregate number of such Remaining Warrants, together with any additional Warrants with respect to which the Exercise Date would be such following New York Business Day, exceeds [limit on aggregate number of Warrants to be exercised on any day] the provisions of this paragraph shall apply to the exercise of such Remaining Warrants and such additional Warrants on such following New York Business Day and successively until the limitations set forth in this paragraph and in the Warrant Agreement are no longer exceeded; provided further, that any such Remaining Warrants shall be deemed exercised before any such additional Warrants.

               If any beneficial owner of Warrants attempts to exercise more than [individual limit] Warrants on any New York Business Day, then at the Company's election (as notified to the Warrant Agent by giving notice thereof to the Warrant Agent not later than 11:00 a.m., New York City time, on the New York Business Day following such New York Business Day), [individual limit] of such Warrants shall be deemed exercised on such New York Business Day and the remainder of such Warrants shall be deemed exercised on the following New York Business Day (notwithstanding the provisions in the Warrant Agreement) provided that in the event that the aggregate number of such remaining Warrants, together with any additional Warrants of such beneficial owner with respect to which the Exercise Date would be such following New York Business Day, exceeds [individual limit], at the Company's election (as notified in the manner described above), the provisions of this paragraph shall apply to the exercise of such remaining Warrants and such additional Warrants on such following New York Business Day and successively until the limitations set forth in this paragraph and in the Warrant Agreement are no longer exceeded; provided further, that any such remaining Warrants shall be deemed exercised before any such additional Warrants of such beneficial owner. The date on which any Warrant is deemed exercised under the preceding sentences shall for all purposes of this Warrant Certificate be deemed to be the "Exercise Date" in respect of such Warrants.

               Prior to due presentment for registration of transfer, the Company, the Warrant Agent, and any agent of the Company or the Warrant Agent, may deem and treat the registered owner hereof as the absolute owner of the Warrants evidenced hereby (notwithstanding any notation of ownership or other writing hereon) for any purpose whatsoever, and as the person entitled to exercise the rights represented by the Warrants evidenced hereby, and neither the Company nor the Warrant Agent, nor any agent of the Company or the Warrant Agent, shall be affected by any notice to the contrary.

               The Warrant Agent will, in accordance with the Warrant Agreement, from time to time register the transfer of this Warrant Certificate upon surrender hereof at the Warrant Agent's office accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent duly executed by, the registered holder(s) hereof, a duly appointed legal representative or duly authorized attorney. Such signature must be guaranteed by a bank or trust company having a correspondent office in New York City or by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. (the "NASD") or by a member of a national securities exchange. A new Warrant Certificate shall be issued to the transferee(s) upon any such registration of transfer, and this Warrant Certificate shall be cancelled by the Warrant Agent.

               [Number of days after issuance before conversion option begins] business days after the closing of the offering of the Warrants, each Warrantholder will have the option to convert the form in which such Warrantholder holds his Warrants from definitive to book-entry form by utilizing the Conversion Option. The Conversion Option will be available for [number of days after conversion option begins until conversion option ends] calendar days (the "Conversion Option Period").

               In order to be exchanged for a Warrant in book-entry form, a Warrant Certificate must be delivered to DTC, in proper form for deposit, by a Participant. Accordingly, unless Warrants are purchased in book-entry form, a Warrantholder who is not a Participant must deliver his Warrant Certificate, in proper form for deposit, to a Participant, either directly or through an indirect participant (such as a bank, brokerage firm, dealer or trust company that clears through, or maintains a custodial relationship with, a Participant) or brokerage firm which maintains an account with a Participant, in order to have its Warrant Certificate exchanged for a Warrant in book-entry form.

               Warrant Certificates received by The Depository Trust Company ("DTC") for exchange during the Conversion Option Period will be exchanged for Warrants in book-entry form by the close of business on the New York Business Day that such Certificates are received by DTC (if received by DTC at its then applicable cut-off time for same day credit) or on the following New York Business Day (if received by DTC at its then applicable cut-off time for next day credit). Warrants surrendered at any time for exchange for book-entry Warrants may not be exercised or delivered for settlement or transfer until such exchange has been effected. The Company has been informed by CEDEL and Euroclear that such clearing agencies will clear Warrants in book-entry form beginning on the commencement of the Conversion Option Period and that Warrants may not be held in certificated form through their facilities. Once a Warrantholder has elected the Conversion Option, such Warrantholder may hold his Warrants only in book-entry form and will not be able to change his election or withdraw from the book-entry system during the Conversion Option Period or thereafter, except as provided in the Warrant Agreement.

               As provided in the Warrant Agreement and subject to certain limitations, this Warrant Certificate may be exchanged for other Warrant Certificates, representing a like number of Warrants, upon surrender to the Warrant Agent at the Warrant Agent's Office of this Warrant Certificate. The Company will thereupon execute, and the Warrant Agent will countersign and deliver, one or more new Warrant Certificates representing such like number of Warrants. Upon surrender of this Warrant Certificate for exchange, the Warrant Agent shall cancel this Warrant Certificate.

               No service charge will be made for any registration of transfer or exchange of this Warrant Certificate, but the Company may require the payment of a sum sufficient to cover any tax or governmental charge that may be imposed in relation thereto, other than exchanges not involving any transfer.

               Capitalized terms included herein but not defined herein have the meanings assigned thereto in the Warrant Agreement.

               For purposes of this Certificate ["Reference Rate" means the [Reference Rate] and ["Reference Debt Instrument" means the [Reference Debt Instrument]]. [[The "Spot Amount"] for any date means [insert definition from Prospectus Supplement] [Alternative provision for calculation of Spot Rate.] References in this Agreement to "U.S. dollars", "U.S.$" or "$" are to the lawful currency of the United States of America [other currency or currency unit]. As used herein, "New York Business Day" means any day other than a Saturday or a Sunday or a day on which commercial banks in New York City are required or authorized by law or executive order to remain closed. [Provisions for other relevant definitions]

               The Warrant Agreement and the terms of the Warrants are subject to amendment, as provided in the Warrant Agreement.

               This Warrant Certificate shall be governed by, and interpreted in accordance with, the laws of the State of New York.



                                Exercise Notice


[Name and Address of Warrant Agent]



Attention:_________________________


            1. The undersigned (the "Owner") hereby irrevocably exercises _____ Warrants (the "Exercised Warrants") and delivers to you herewith a Warrant Certificate or Certificates, registered in the Owner's name, representing a number of Warrants at least equal to the number of Exercised Warrants. Each beneficial owner of Warrants that is exercising Warrants pursuant to this Exercise Notice is exercising no fewer than [individual limit] Warrants and no beneficial owner is acting in concert with any other beneficial owner in relation to the exercise of the Exercised Warrants.

            2. The Owner hereby directs the Warrant Agent 3 to pay the Cash Settlement Value, if any, with respect to the Exercised Warrants:

             By cashier's check or an official bank check:
             or
             By wire transfer to the following U.S. dollar bank account in the United States:
             (Minimum payments of $100,000 only)
             Bank: ______________________________
             ABA Routing No.: ___________________
             Account No.: ______ Reference: _____

and 4 if the number of Exercised Warrants is less than the number of Warrants represented by the enclosed Warrant Certificate, to deliver a Warrant Certificate representing the unexercised Warrants to

Dated:____________________, 19___    ___________________________
                                     (Owner)


                                     By: _______________________
                                         Authorized Signature
                                         Address:
                                         Telephone:


                                                                   EXHIBIT A-1


                      FORM OF GLOBAL WARRANT CERTIFICATE


No.                                                    CUSIP
                                                       ------


               Unless this Global Warrant Certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.






                  MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.

                    Global Warrant Certificate Representing

                            [Title of the Warrants]


               This certifies that CEDE & CO., or registered assigns, is the Registered Holder of the number of [title of the Warrants] (the "Warrants") set forth from time to time on Schedule A hereto. Each Warrant entitles the beneficial owner thereof (each a "Warrantholder") to receive, subject to the conditions set forth herein and in the Warrant Agreement referred to below, from Morgan Stanley, Dean Witter, Discover & Co. (the "Company") the Cash Settlement Value in [name of payment currency] equal to [formula or method of calculation for cash settlement value]; provided, however, that if such amount is less than or equal to zero, then the Cash Settlement Value shall be zero. In no event shall a Warrantholder be entitled to any interest on any Cash Settlement Value.

               Subject to the terms and conditions set forth herein and in the Warrant Agreement, each Warrant may be exercised, on any New York Business Day during the period from its date of issuance until 3:00 p.m., New York City time, on the earlier of (i) the New York Business Day immediately preceding the date (established pursuant to a Board Resolution or Resolutions) upon which the right to exercise the Warrants expires (the "Expiration Date") and
(ii) any Delisting Date (as defined herein). Any Warrant not exercised (including by reason of any postponed exercise as described herein and in the Warrant Agreement) at or before 3:00 P.M., New York City time, on the earlier of (i) the New York Business Day immediately preceding the Expiration Date and
(ii) any Delisting Date, will be automatically exercised.

               This Global Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

               The Warrants evidenced by this Global Warrant Certificate are part of a duly authorized issue of Warrants issued by the Company pursuant to a Warrant Agreement, dated as of ________________ (the "Warrant Agreement"), among the Company, [name of Warrant Agent] (the "Warrant Agent"), [and Morgan Stanley & Co. Incorporated (the "Determination Agent"),] and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Warrantholders, the entities through which such Warrantholders hold their beneficial interests in the Warrants and the Registered Holder of this Global Warrant Certificate consent by acceptance of this Global Warrant Certificate by the Depository and which Warrant Agreement is hereby incorporated by reference in and made a part of this Global Warrant Certificate. A copy of the Warrant Agreement is on file at the Warrant Agent's Office.

               The Warrants are unsecured contractual obligations of the Company and rank on a parity with the Company's other unsecured contractual obligations and with the Company's unsecured and unsubordinated debt.

               Subject to the provisions hereof and the Warrant Agreement, each Warrant represented by this Global Warrant Certificate (each a "Book-Entry Warrant") may be exercised on any New York Business Day during the period from the Initial Conversion Date until 3:00 P.M., New York City time, on the earlier of (i) the New York Business Day immediately preceding the Expiration Date and (ii) any Delisting Date, by causing (x) such Warrant to be transferred free to the Warrant Agent on the records of the Depository in accordance with the Depository's Deposit/Withdrawal at Custodian procedures, as provided in the Representations Letter, and (y) a duly completed and executed Exercise Notice to be received by the Warrant Agent from a Participant acting, directly or indirectly, on behalf of the Warrantholder; provided, however, that Exercise Notices are subject to rejection by the Warrant Agent as provided herein and in the Warrant Agreement.

               In the case of Book-Entry Warrants held through the facilities of CEDEL or Euroclear, a Warrantholder may exercise each Warrant on any New York Business Day during the period from the Initial Conversion Date until 3:00 P.M., New York City time, on the earlier of (i) the New York Business Day immediately preceding the Expiration Date and (ii) any Delisting Date by causing (x) such Warrant to be transferred to the Warrant Agent (in accordance with the preceding paragraph), by giving appropriate instructions either to CEDEL or to the participant holding his Warrants in Euroclear, as the case may be, and (y) a duly completed and executed Exercise Notice to be delivered on behalf of the Warrantholder by CEDEL, in the case of Warrants held through CEDEL, or such participant, in the case of Warrants held through Euroclear, to the Warrant Agent.

               Each Warrant entitles the Warrantholder to receive, upon exercise (including automatic exercise), the Cash Settlement Value of such Warrant [, except that, under the circumstances described below and in the Warrant Agreement, such Warrantholder may instead receive the Alternative Settlement Amount for such Warrant]. The "Cash Settlement Value" of a Warrant shall be an amount in [payment currency] equal to [formula or method of calculation for cash settlement value]; provided, however, that if such amount is less than or equal to zero, then the Cash Settlement Value shall be zero.

               [The Company has appointed Morgan Stanley & Co. Incorporated, as Determination Agent, to make such calculations as may be required upon the occurrence of certain circumstances, as described in the Warrant Agreement and herein. The Determination Agent shall act as an independent expert and not as an agent of the Company, and, unless otherwise provided by the Warrant Agreement, its calculations and determinations under the Warrant Agreement and this Global Warrant Certificate shall, absent manifest error, be final and binding on the Company, the Warrant Agent and the Warrantholders. Any such calculations will be made available to a Warrantholder for inspection at the Warrant Agent's office. The Determination Agent will have no responsibility for good faith errors or omissions in calculating or disseminating information regarding the adjustments or calculations by the Determination Agent in order to arrive at a calculation of the Cash Settlement Value or the Alternative Settlement Amount, as applicable.]

               Except for Warrants subject to automatic exercise or Warrants held through the facilities of CEDEL or Euroclear, the "Exercise Date" for a Warrant will be (i) the New York Business Day on which the Warrant Agent receives the Warrant and Exercise Notice in proper form with respect to such Warrant, if received at or prior to 3:00 P.M., New York City time, on such day, or (ii) if the Warrant Agent receives such Warrant or Exercise Notice after 3:00 P.M., New York City time, on a New York Business Day, then the next New York Business Day succeeding the New York Business Day on which such Warrant or Exercise Notice is received. In the case of Warrants held through the facilities of CEDEL or Euroclear, except for Warrants subject to automatic exercise, the "Exercise Date" for a Warrant means (i) the New York Business Day on which the Warrant Agent receives (by facsimile transmission) the Exercise Notice in proper form with respect to such Warrant if such Exercise Notice is received at or prior to 3:00 P.M., New York City time, on such day, provided, that the Warrant being exercised is received by the Warrant Agent by 3:00 P.M., New York City time, on the New York Business Day next succeeding the date on which the exercise notice is received, or (ii) if the Warrant Agent receives such Exercise Notice after 3:00 P.M., New York City time, on a New York Business Day, then the New York Business Day succeeding such New York Business Day, provided that such day will be the Exercise Date only if the Warrant being exercised is received by 3:00 P.M., New York City time, on the second succeeding New York Business Day following the New York Business Day on which the Exercise Notice is received. In the event that the Warrant being exercised is received after 3:00 P.M., New York City time, on the New York Business Day next succeeding the date on which the Exercise Notice is received, then the Exercise Date for such Warrant will be the day on which such Warrant is received or, if such day is not a New York Business Day, the next succeeding New York Business Day. Notwithstanding the foregoing, in the case of the exercise of a Warrant by a CEDEL or Euroclear participant, CEDEL or Euroclear, as the case may be, must by facsimile transmission to the Warrant Agent by 9:00 a.m., New York City time, on the New York
Business Day next succeeding the Exercise Date confirm (an "Account Confirmation") that the Warrants being exercised will be received by the Warrant Agent by 3:00 p.m., New York City time, on such date, provided, further, that if such Account Confirmation is received after 9:00 a.m., New York City time, on the New York Business Day next succeeding the Exercise Date, the Company will be entitled to direct the Warrant Agent to reject the related Exercise Notice or waive the requirement for timely delivery of such Account Confirmation.

               Subject to the Warrant Agreement and this Global Warrant Certificate, the "Valuation Date" for a Warrant will be the applicable Exercise Date, subject to postponement [upon the occurrence of an Extraordinary Event or Exercise Limitation Event or] as a result of the exercise of a number of Warrants exceeding the limits on exercise, all as described below.

               All Warrants for which the Warrant Agent has not received a valid Exercise Notice at or prior to 3:00 p.m., New York City time, on (i) the New York Business Day immediately preceding the Expiration Date or (ii) any Delisting Date, as the case may be, or for which the Warrant Agent has received a valid Exercise Notice but with respect to which timely delivery of the relevant Warrants has not been made, together with any Warrants by such date the Valuation Date for which has at such time been postponed as described below, will be automatically exercised. The Exercise Date for such Warrants will be the Expiration Date or any Delisting Date, as the case may be, or, if such date is not a New York Business Day, the next succeeding New York Business Day. The Warrant Agent will obtain the Spot Rate (determined as of the Valuation Date for such Warrants [except in the case of a postponed exercise following the occurrence of an Extraordinary Event or Exercise Limitation Event]) and will determine the Cash Settlement Value, if any, of such Warrants.

               If the Exercise Notice is not rejected as provided in the Warrant Agreement, then the Warrant Agent [or the Determination Agent, as the case may be], will determine the Cash Settlement Value of the exercised Warrants in accordance with the terms of the Warrant Agreement. Except in the case of Warrants subject to automatic exercise [and except for Warrants that upon exercise entitle the holder thereof to receive an Alternative Settlement Amount in lieu of the Cash Settlement Value], if on any Valuation Date the Cash Settlement Value for any Warrants then exercised would be zero, then the attempted exercise of any such Warrants shall be void and of no effect and the Warrants will be transferred by the Warrant Agent back to the Participant that submitted them free on the records of the Depository (to the extent received, in the case of Warrants held through CEDEL or Euroclear) and, in either case such Warrantholder shall be permitted to re-exercise such Warrants prior to the Expiration Date or any Delisting Date, as the case may be.

               Except in the case of Warrants subject to automatic exercise [and except for Warrants that upon exercise entitle the holder thereof to receive an Alternative Settlement amount in lieu of the Cash Settlement Value], if the Company has made adequate funds available to the Warrant Agent in a timely manner, which shall in no event be later than 3:00 p.m., New York City time, on the fourth New York Business Day following a Valuation Date (the "Funding Date"), the Warrant Agent will be responsible for making payment available to each appropriate Participant in the form of a cashier's check or an official bank check, or (in the case of payments of at least $100,000) by wire transfer to a U.S. Dollar account maintained by such Participant in the United States (at the Participant's election as specified in the Exercise Notice), after 3:00 p.m., New York City time, but prior to the close of business, on the first New York Business Day immediately succeeding such Funding Date. For either clause (i) or (ii) above, such payment shall be in the amount of the aggregate Cash Settlement Value in respect of the Warrant Certificates or Warrants that were delivered to the Warrant Agent (together with the related Exercise Notice) as provided in the Warrant Agreement.

               With respect to automatically exercised Warrants [(other than Warrants subject to postponed exercise following the occurrence of an Extraordinary Event or an Exercise Limitation Event)], the Company shall make available to the Warrant Agent, not later than 3:00 p.m., New York City time, on the fourth New York Business Day following the Valuation Date for automatically exercised Warrants (the "Automatic Funding Date"), funds in an amount equal to, and for the payment of, the aggregate Cash Settlement Value of such Warrants. Subject to such funds having been made available as provided in the preceding sentence, the Warrant Agent will be responsible for making funds available to the Depository, against receipt of the Global Warrant Certificate, after 3:00 p.m., New York City time, but prior to the close of business, on the Automatic Funding Date. Such funds are to be in an amount equal to the aggregate Cash Settlement Value of the Warrants subject to such automatic exercise.

               [Extraordinary Event and Exercise Limitation Event provisions, if applicable.]

               All exercises of Warrants (other than on automatic exercise [or upon cancellation]) are subject, at the Company's option, to the limitation that not more than [limit on aggregate number of Warrants to be exercised on any day] Warrants in total may be exercised on any Exercise Date and not more than [individual limit] Warrants may be exercised by or on behalf of any beneficial owner, either individually or in concert with any other beneficial owner, on any Exercise Date. If any New York Business Day would otherwise, under the terms hereof, be the Exercise Date in respect of more than [limit on aggregate number of Warrants to be exercised on any day] Warrants, then at the Company's election (by giving notice thereof to the Warrant Agent not later than 11:00 a.m., New York City time, on the New York Business Day immediately following such Exercise Date), [limit on aggregate number of Warrants to be exercised on any day] of such Warrants shall be deemed exercised on such Exercise Date (selected by the Warrant Agent on a pro rata basis, but if, as a result of such pro rata selection, any Registered Holders would be deemed to have exercised less than [minimum exercise amount] Warrants, then the Warrant Agent shall first select additional amounts of such holders' Warrants so that no holder shall be deemed to have exercised less than [minimum exercise amount] Warrants), and the remainder of such Warrants (the "Remaining Warrants") shall be deemed exercised on the following New York Business Day (subject to the provisions of the Warrant Agreement); provided that in the event that the aggregate number of such Remaining Warrants, together with any additional Warrants with respect to which the Exercise Date would be such following New York Business Day, exceeds [limit on aggregate number of Warrants to be exercised on any day] the provisions of this paragraph shall apply to the exercise of such Remaining Warrants and such additional Warrants on such following New York Business Day and successively until the limitations set forth in this paragraph and in the Warrant Agreement are no longer exceeded; provided further, that any such Remaining Warrants shall be deemed exercised before any such additional Warrants.

               If any beneficial owner of Warrants attempts to exercise more than [individual limit] Warrants on any New York Business Day, then at the Company's election (as notified to the Warrant Agent by giving notice thereof to the Warrant Agent not later than 11:00 a.m., New York City time, on the next New York Business Day following such Day) [individual limit] of such Warrants shall be deemed exercised on such New York Business Day and the remainder of such warrants shall be deemed exercised on the following New York Business Day (subject to the provisions of the Warrant Agreement); provided that in the event that the aggregate number of such remaining Warrants, together with any additional Warrants of such beneficial owner with respect to which the Exercise Date would be such following New York Business Day, exceeds [individual limit], at the Company's election (as notified in the manner described above), the provisions of the paragraph shall apply to the exercise of such remaining Warrants and such additional Warrants on such following New York Business Day and successively until the limitations set forth in this paragraph and in the Warrant Agreement are no longer exceeded; provided further, that any such remaining Warrants shall be deemed exercised before any such additional Warrants of such beneficial owner. The date on which any Warrant is deemed exercised under the preceding two sentences shall for all purposes of this Agreement be the "Exercise Date" in respect of such Warrants.

               Prior to due presentment for registration of transfer, the Company, the Warrant Agent, and any agent of the Company or the Warrant Agent, may deem and treat the registered owner hereof as the absolute owner of the Warrants evidenced hereby (notwithstanding any notation of ownership or other writing hereon) for any purpose whatsoever, and as the person entitled to exercise the rights represented by the Warrants evidenced hereby, and neither the Company nor the Warrant Agent, nor any agent of the Company or the Warrant Agent, shall be affected by any notice to the contrary.

               The Warrant Agent will, in accordance with the Warrant Agreement, from time to time register the transfer of this Global Warrant Certificate in its records (which may be maintained electronically) subject to such reasonable regulations as the Company or the Warrant Agent may prescribe, only to the Depository, to another nominee of the Depository, to a successor Depository or to a nominee of a successor Depository, upon surrender of such Global Warrant Certificate, duly endorsed, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent and the Company, duly executed by the registered holder thereof or by the duly appointed legal representative thereof, or by its duly authorized attorney, such signature to be guaranteed by a bank or trust company with a correspondent office in The City of New York or by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. (the "NASD") or by a member of a national securities exchange. Upon any such registration of transfer, a new Global Warrant Certificate shall be issued to the transferee and the surrendered Global Warrant Certificate shall be cancelled by the Warrant Agent.

               The Global Warrant Certificate may be transferred as provided above when surrendered to the Warrant Agent's Office, or at the office of any successor Warrant Agent for another Global Warrant Certificate of like tenor and representing a like number of unexercised Warrants.

               Capitalized terms included herein but not defined herein have the meanings assigned thereto in the Warrant Agreement.

               For purposes of this Certificate, ["Reference Rate" means the [Reference Rate] and ["Reference Debt Instrument" means [Reference Debt Instrument]]. [[The "Spot Amount"] for any date means [insert definition from Prospectus Supplement]. References in this Agreement to "U.S. dollars", "U.S.$" or "$" are to the lawful currency of the United States of America [other currency or currency unit]. As used herein, "New York Business Day" means any day other than a Saturday or a Sunday or a day on which commercial banks in New York City are required or authorized by law or executive order to remain closed. [Provisions for other relevant definitions]

               The Warrant Agreement and the terms of the Warrants are subject to amendment, as provided in the Warrant Agreement.

               This Global Warrant Certificate shall be governed by, and interpreted in accordance with, the laws of the State of New York.

               IN WITNESS WHEREOF, Morgan Stanley, Dean Witter, Discover & Co. has caused this instrument to be duly executed.


Dated: _________ __, 19__               MORGAN STANLEY, DEAN WITTER,
                                        DISCOVER & CO.


                                        By:
                                           ------------------------------
                                           Name:
                                           Title:

Attest:


By:
   -----------------------------
   Name:
   Title:

Countersigned as of the date above
written:

[NAME OF WARRANT AGENT], as
Warrant Agent


By:
   -----------------------------
         Authorized Officer


                                  Schedule A


                             Number of Warrants Represented
         Date                by this Global Warrant Certificate
                             ----------------------------------





                                                                   EXHIBIT A-2


                                EXERCISE NOTICE
          For Warrants Represented by the Global Warrant Certificate


[Name and Address of Warrant Agent]



Attention: ________________________



            1. We refer to the Warrant Agreement dated as of ________________ (the "Warrant Agreement"), among Morgan Stanley, Dean Witter, Discover & Co., (the "Company"), [Name of Warrant Agent], as warrant agent (the "Warrant Agent"), [and Morgan Stanley & Co. Incorporated, as determination agent (the "Determination Agent")]. On behalf of certain beneficial owners, each of whom we certify is exercising no fewer than [minimum exercise amount] Warrants that are covered by this Exercise Notice and whose Warrants have been, or will be, transferred to the Warrant Agent in accordance with the provisions of the Representations Letter relating to the Warrants, we hereby irrevocably exercise _____ Warrants (the "Tendered Warrants"). We hereby acknowledge that the Warrants being exercised and this Exercise Notice must be received by you by 3:00 p.m., New York City time, on a New York Business Day in order for the Valuation Date for the Tendered Warrants to be such New York Business Day and that, if the Warrants being exercised and this Exercise Notice are received by you after 3:00 p.m., New York City time, on a New York Business Day (or, in the case of Warrants held through CEDEL or Euroclear, if the Warrants are not received by 3:00 p.m., New York City time, on the first New York Business Day next succeeding the New York Business Day on which such Exercise Notice is received, the Valuation Date of the Tendered Warrants shall be the next succeeding New York Business Day, in each case subject to certain provisions of the Warrant Agreement.

            2. If you determine that this Exercise Notice has not been duly completed or is not in proper form, this Exercise Notice will be void and of no effect and will be deemed not to have been delivered.

            3. We hereby direct you to make payment to us of amounts payable to our clients as a result of the exercise of the Warrants hereunder as follows:

               By cashier's check or an official bank check;
                or
               By wire transfer to the following U.S. dollar bank account in the United States:
                (Minimum payments of $100,000 only)
               Bank:_________________________________
               Account No.:__________________________
               ABA Routing No.:______________________
               Reference:____________________________



            4. Each client on whose behalf we are exercising Warrants pursuant to this Exercise Notice has certified to us that it is not exercising in excess of [individual limit] Warrants on behalf of any beneficial owner or in concert with any other beneficial owner.

            5. We hereby certify that we are a Participant of The Depository Trust Company (the "Depository") with the present right to use and receive its services.

            6. If this Exercise Notice is submitted in relation to Warrants held through the facilities of Euroclear, the undersigned represents that it is a participant in Euroclear.

               Capitalized terms used but not defined herein have the meanings assigned thereto in the Warrant Agreement.

Dated: _______________, 19___    [NAME OF DEPOSITORY PARTICIPANT]

                                 Participant Number____________________

                                 [NAME OF EUROCLEAR PARTICIPANT]





                                 [CEDEL S.A.]


                                 By:
                                    ----------------------------------
                                    Authorized Signature
                                    Name:
                                    Title:
                                    Telephone:


                                                                     EXHIBIT B


                           CONFIRMATION OF EXERCISE

               For Warrants Represented by Warrant Certificates

               We hereby confirm receipt of your Exercise Notice with respect to Warrants (the "Exercised Warrants") and the related Warrant Certificates, which we have found to be duly completed and in proper form. The Valuation Date of the Exercised Warrants was the close of business on ____________, 19__.

               We hereby confirm that the aggregate Cash Settlement Value of the Exercised Warrants is $_______ ($____ per Warrant), which will be made available to you in the form of a cashier's check or an official bank check, or (in the case of payments of at least $100,000) by wire transfer to the U.S. dollar bank account specified in your irrevocable Exercise Notice, for payment on the fifth New York Business Day following the Valuation Date for such Warrants.

               Capitalized terms included herein but not defined have the meanings assigned thereto in the Warrant Agreement, dated as of ________________, among Morgan Stanley, Dean Witter, Discover & Co., [name of Warrant Agent], and Morgan Stanley & Co. Incorporated.

Dated:____________________, 19___    [NAME OF WARRANT AGENT]
                                     as Warrant Agent,


                                     By:
                                        -------------------------
                                        Authorized Signature
                                        Name:
                                        Title:



                              NOTICE OF REJECTION


               You are hereby notified that the Exercise Notice delivered by you was determined by us not to have been duly completed in proper form. Accordingly, we have rejected your Exercise Notice as being unsatisfactory as to form.

               Capitalized terms used but not defined herein have the meanings assigned thereto in the Warrant Agreement.


Dated: ___________________, 19___    [NAME OF WARRANT AGENT]
                                     as Warrant Agent


                                     By:
                                        -------------------------
                                        Authorized Signature


                                                                   EXHIBIT B-1


                           CONFIRMATION OF EXERCISE

          For Warrants Represented by the Global Warrant Certificate


[Name of Depository Participant]
[Name of Euroclear Participant]
[CEDEL S.A.]
[Address]

               We hereby confirm receipt of your Exercise Notice with respect to Warrants (the "Exercised Warrants") which were transferred by you (or on your behalf) to our DTC Participant Account No. _______. Such Notice we have found to be duly completed and in proper form. The Valuation Date of the Exercised Warrants was the close of business on ____________, 19__.

               For purposes hereof, all such Warrants shall constitute Exercised Warrants, which number we hereby confirm to be ____________________.

               We hereby confirm that the aggregate Cash Settlement Value of the Exercised Warrants is $__________ ($_____ per Warrant), which will be made available to you in the form of a cashier's check or an official bank check or by wire transfer to the bank account designated in your irrevocable Exercise Notice for payment on the fifth New York Business Day following the Valuation Date for such Warrants.

               Capitalized terms included herein but not defined have the meanings assigned thereto in the Warrant Agreement dated as of ________________, among Morgan Stanley, Dean Witter, Discover & Co., [name of Warrant Agent], as Warrant Agent, [and Morgan Stanley & Co. Incorporated, as Determination Agent].

Dated: ___________________, 19___    [NAME OF WARRANT AGENT]
                                     as Warrant Agent


                                     By:
                                        -------------------------
                                        Authorized Signature



                              NOTICE OF REJECTION


[Name of Depository Participant]
[Name of Euroclear Participant]
[CEDEL S.A.]
[Address]

               [You are hereby notified that the Exercise Notice delivered by you was determined by us not to have been duly completed in proper form. Such Warrants were not transferred to our DTC Participant Account No. _____.] [We did not receive from Euroclear a Euroclear Confirmation that proper delivery of the Warrants to which the Exercise Notice delivered by you relates would be made on a timely basis, as set forth in the Warrant Agreement, dated as of ________________, among Morgan Stanley, Dean Witter, Discover & Co., [name of Warrant Agent], and Morgan Stanley & Co. Incorporated.] Accordingly, we have rejected your Exercise Notice as being unsatisfactory as to form.

               Capitalized terms used but not defined herein have the meanings assigned thereto in the Warrant Agreement.


Dated: ___________________, 19___    [NAME OF WARRANT AGENT]
                                     as Warrant Agent


                                     By:
                                        -------------------------
                                        Authorized Signature